Financial Results and Supplemental Information February 18, 2026 FOURTH QUARTER 2025 Exhibit 99.2

Table of Contents

INDUSTRIAL LOGISTICS PROPERTIES TRUST

QUARTERLY RESULTS

- Industrial Logistics Properties Trust Announces Fourth Quarter 2025 Financial Results 4
- Fourth Quarter 2025 Highlights 5

FINANCIALS

- Key Financial Data 7
- Condensed Consolidated Statements of Income (Loss) 8
- Condensed Consolidated Balance Sheets 9
- Debt Summary 10
- Debt Maturity Schedule 11
- Leverage and Coverage Ratios 12
- Capital Expenditures Summary 13

PORTFOLIO INFORMATION

- Property Dispositions 15
- Same Property Results 16
- Occupancy and Leasing Summary 17
- Tenant Credit Characteristics and Concentration 18
- Portfolio Lease Expiration and Reset Schedules 19
- Key Financial Data by Investment Portfolio 20

JOINT VENTURES

- Consolidated Joint Venture - Mountain Industrial REIT LLC ..... 22 - 25
- Unconsolidated Joint Venture - The Industrial Fund REIT LLC 26

APPENDIX

- Calculation and Reconciliation of Non-GAAP Financial Measures ..... 28 - 31
- Company Profile, Research Coverage and Governance Information 32
- Non-GAAP Financial Measures and Certain Definitions ..... 33 - 35

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 36

ILPT
Nasdaq Listed

Trading Symbols:
Common Shares: ILPT

Investor Relations Contact
Kevin Barry, Senior Director
(617) 219-1489
kbarry@ilptreit.com

Corporate Headquarters
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

All amounts in this presentation are unaudited.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

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Q4 2025
2

3Q4 2025RETURN TO TABLE OF CONTENTS Quarterly Results

4Q4 2025RETURN TO TABLE OF CONTENTS “We finished the year with exceptional momentum, delivering one of the strongest quarters in ILPT’s history. In the fourth quarter, Normalized FFO grew 113% and same property Cash Basis NOI rose 5.2%, year over year, highlighting the strength of our industrial portfolio and the successful execution of our strategic initiatives. We achieved record quarterly leasing volume, completing approximately 4.0 million square feet at a weighted average rent-roll up of 25.7% and ending the quarter with consolidated occupancy of 94.5%. For the full year, ILPT generated a total shareholder return of more than 55%, outperforming the industrial sector benchmark and ranking third among all U.S. REITs. As we look ahead to 2026, we have a robust leasing pipeline, opportunities to further strengthen our balance sheet and a portfolio well positioned to continue creating value for our shareholders.” Yael Duffy President and Chief Executive Officer INDUSTRIAL LOGISTICS PROPERTIES TRUST ANNOUNCES FOURTH QUARTER 2025 FINANCIAL RESULTS Newton, MA (February 18, 2026): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended December 31, 2025. Distribution On January 15, 2026, ILPT declared a quarterly distribution on its common shares of $0.05 per share to shareholders of record as of the close of business on January 26, 2026. This distribution will be paid on or about February 19, 2026. Conference Call A conference call to discuss ILPT's fourth quarter results will be held on Thursday, February 19, 2026 at 1:00 p.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside the United States and Canada); a pass code is not required. A replay of the conference call will be available for one week by dialing (855) 669-9658; the replay pass code is 7836796. A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission in any way of ILPT's fourth quarter conference call are strictly prohibited without the prior written consent of ILPT. About Industrial Logistics Properties Trust ILPT is a real estate investment trust, or REIT, focused on owning and leasing high quality industrial and logistics properties. As of December 31, 2025, ILPT’s portfolio consisted of 409 properties containing approximately 59.6 million rentable square feet located in 39 states. Approximately 76% of ILPT’s annualized rental revenues as of December 31, 2025 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of December 31, 2025 and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

5Q4 2025RETURN TO TABLE OF CONTENTS Portfolio Update • Executed approximately 3,989,000 square feet of total leasing activity at weighted average rental rates that were 25.7% higher than prior rental rates for the same space and with a weighted average lease term (by annualized rental revenues) of 9.5 years. • Renewals accounted for nearly all of ILPT's leasing activity, which continues to highlight strong tenant retention and demand for ILPT's high quality warehouse and distribution properties. • A 94.5% leased portfolio, which benefits from stable cash flows, with approximately 76% of annualized rental revenues generated from investment grade tenants (or their subsidiaries) and Hawaii land leases and a weighted average lease term (by annualized rental revenues) of 7.6 years. Financial Results • Net loss attributable to common shareholders was $1.8 million, or $0.03 per diluted share. • Normalized FFO attributable to common shareholders was $18.9 million, or $0.29 per diluted share, and Adjusted EBITDAre was $85.1 million. • Same property NOI increased by 4.9% to $88.2 million and same property Cash Basis NOI increased by 5.2% to $85.7 million, compared to the fourth quarter of 2024. Financing, Capital and Liquidity • Interest expense decreased by $8.4 million, or 11.7%, compared to the fourth quarter of 2024, as a result of lower outstanding debt and improved interest rates. • Declared and paid quarterly cash distribution to common shareholders of $0.05 per share. • Sold two unencumbered vacant properties for an aggregate sales price of $3.9 million, excluding closing costs. • Ended the quarter with $94.8 million of cash on hand, excluding restricted cash, to meet ILPT's operating and capital obligations as well as its debt service requirements. Fourth Quarter 2025 Highlights (As of and for the three months ended December 31, 2025, unless otherwise noted)

6Q4 2025RETURN TO TABLE OF CONTENTS Financials

Key Financial Data

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	12/31/2025	**9/30/2025**	**6/30/2025**	**3/31/2025**	**12/31/2024**
Selected Income Statement Data:					
Rental income	$ 113,910	$ 110,936	$ 112,097	$ 111,905	$ 110,521
Net loss	$ (10,574)	$ (30,431)	$ (30,394)	$ (31,169)	$ (34,380)
Net loss attributable to common shareholders	$ (1,780)	$ (21,565)	$ (21,310)	$ (21,532)	$ (24,101)
NOI	$ 88,104	$ 86,950	$ 87,557	$ 87,502	$ 84,186
Cash Basis NOI	$ 85,647	$ 84,749	$ 84,672	$ 83,780	$ 81,610
Adjusted EBITDA*re*	$ 85,059	$ 84,086	$ 84,968	$ 85,324	$ 82,156
FFO attributable to common shareholders	$ 17,915	$ 14,947	$ 7,427	$ 12,523	$ 8,877
Normalized FFO attributable to common shareholders	$ 18,878	$ 17,385	$ 13,808	$ 13,490	$ 8,877
CAD attributable to common shareholders	$ 10,032	$ 11,273	$ 10,500	$ 11,633	$ 7,696
Rolling four quarter CAD attributable to common shareholders	$ 43,438	$ 41,102	$ 41,076	$ 44,581	$ 44,876
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	$ (0.03)	$ (0.33)	$ (0.32)	$ (0.33)	$ (0.37)
FFO attributable to common shareholders	$ 0.27	$ 0.23	$ 0.11	$ 0.19	$ 0.13
Normalized FFO attributable to common shareholders	$ 0.29	$ 0.26	$ 0.21	$ 0.20	$ 0.13
CAD attributable to common shareholders	$ 0.15	$ 0.17	$ 0.16	$ 0.18	$ 0.12
Rolling four quarter CAD attributable to common shareholders	$ 0.66	$ 0.63	$ 0.63	$ 0.68	$ 0.68
Dividends:					
Annualized dividends paid per share	$ 0.20	$ 0.20	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	3.6%	3.4%	0.9%	1.2%	1.1%
Annualized Normalized FFO attributable to common shareholders payout ratio	17.2%	19.2%	4.8%	5.0%	7.7%
CAD attributable to common shareholders payout ratio	33.3%	29.4%	6.3%	5.6%	8.3%
Rolling four quarter CAD attributable to common shareholders payout ratio	30.3%	31.7%	6.3%	5.9%	5.9%
Selected Balance Sheet Data:					
Total cash and cash equivalents	$ 94,812	$ 83,173	$ 58,559	$ 107,951	$ 131,706
Total gross assets	$ 5,838,254	$ 5,827,389	$ 5,818,254	$ 5,919,339	$ 5,930,217
Total assets	$ 5,189,944	$ 5,218,846	$ 5,238,548	$ 5,363,625	$ 5,406,331
Total liabilities	$ 4,289,246	$ 4,305,216	$ 4,290,784	$ 4,386,712	$ 4,397,001
Total equity	$ 900,698	$ 913,630	$ 947,764	$ 976,913	$ 1,009,330

	As of 12/31/2025
Capitalization:	
Total common shares	66,653,129
Closing price	$ 5.54
Equity market capitalization	$ 369,258
Debt	4,214,036
Total market capitalization	$ 4,583,294
Net Debt:	
Principal balance	$ 4,214,036
Cash and cash equivalents	(94,812)
Restricted cash and cash equivalents	(88,219)
Net debt	$ 4,031,005



Hamburg, NY
338,584 Square Feet
ILPT Ownership: 61%

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Q4 2025 7

8Q4 2025RETURN TO TABLE OF CONTENTS Condensed Consolidated Statements of Income (Loss) Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Rental income $ 113,910 $ 110,521 $ 448,848 $ 442,322 Expenses: Real estate taxes 16,658 16,214 61,679 62,563 Other operating expenses 9,148 10,121 37,056 38,547 Depreciation and amortization 41,232 41,784 165,227 171,987 General and administrative 8,475 7,589 36,961 30,454 Loss on impairment of real estate — — 6,081 — Total expenses 75,513 75,708 307,004 303,551 Interest and other income 1,139 2,506 6,716 11,427 Interest expense (63,362) (71,739) (264,559) (292,536) Loss on sale of real estate (1,376) — (1,376) — Loss on extinguishment of debt — — (5,070) — Loss before income taxes and equity in earnings of unconsolidated joint venture (25,202) (34,420) (122,445) (142,338) Income tax expense (15) (60) (104) (162) Equity in earnings of unconsolidated joint venture 14,643 100 19,981 5,332 Net loss (10,574) (34,380) (102,568) (137,168) Net loss attributable to noncontrolling interests 8,794 10,279 36,381 41,499 Net loss attributable to common shareholders $ (1,780) $ (24,101) $ (66,187) $ (95,669) Weighted average common shares outstanding (basic and diluted) 66,171 65,833 66,006 65,697 Net loss per share attributable to common shareholders (basic and diluted) $ (0.03) $ (0.37) $ (1.00) $ (1.46) (dollars and share amounts in thousands, except per share data) Union, OH 1,791,246 Square Feet ILPT Ownership: 22%

9Q4 2025RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets December 31, December 31, 2025 2024 ASSETS Real estate properties $ 5,179,959 $ 5,180,385 Accumulated depreciation (648,310) (523,886) Total real estate properties, net 4,531,649 4,656,499 Investment in unconsolidated joint venture 132,753 116,732 Acquired real estate leases, net 164,186 199,193 Cash and cash equivalents 94,812 131,706 Restricted cash and cash equivalents 88,219 110,774 Rents receivable 136,669 129,162 Other assets, net 41,656 62,265 Total assets $ 5,189,944 $ 5,406,331 LIABILITIES AND EQUITY Mortgage notes payable, net $ 4,193,194 $ 4,300,537 Accounts payable and other liabilities 74,571 76,753 Assumed real estate lease obligations, net 11,679 14,937 Due to related persons 9,802 4,774 Total liabilities 4,289,246 4,397,001 Commitments and contingencies Equity attributable to common shareholders 489,697 562,019 Noncontrolling interests 411,001 447,311 Total equity 900,698 1,009,330 Total liabilities and equity $ 5,189,944 $ 5,406,331 (dollars in thousands) Mobile, AL 362,942 Square Feet ILPT Ownership: 61%

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Debt Summary

As of December 31, 2025

(dollars in thousands)

Entity	Type	Secured By	Interest Rate	Principal Balance	Maturity Date	Years to Maturity
ILPT	Fixed rate - interest only	186 Hawaii properties	4.31%	$ 650,000	02/07/2029	3.1
ILPT	Fixed rate - interest only	66 mainland and 35 Hawaii properties	6.40%	1,160,000	07/09/2030	4.5
ILPT	Fixed rate - interest only	17 mainland properties	4.42%	700,000	03/09/2032	6.2
Mountain JV	Floating rate - interest only [1]	82 mainland properties	5.87%	1,400,000	03/09/2026	0.2
Mountain JV	Fixed rate - interest only	Four mainland properties	6.25%	91,000	06/10/2030	4.4
Mountain JV	Fixed rate - amortizing	One mainland property	3.67%	8,609	05/01/2031	5.3
Mountain JV	Fixed rate - amortizing	One mainland property	4.14%	10,302	07/01/2032	6.5
Mountain JV	Fixed rate - amortizing	One mainland property	4.02%	23,678	10/01/2033	7.8
Mountain JV	Fixed rate - amortizing	One mainland property	4.13%	33,209	11/01/2033	7.8
Mountain JV	Fixed rate - amortizing	One mainland property	3.10%	20,784	06/01/2035	9.4
Mountain JV	Fixed rate - amortizing	One mainland property	2.95%	33,817	01/01/2036	10.0
Mountain JV	Fixed rate - amortizing	One mainland property	4.27%	39,031	11/01/2037	11.8
Mountain JV	Fixed rate - amortizing	One mainland property	3.25%	43,606	01/01/2038	12.0
	Weighted average / total		5.43%	$ 4,214,036		3.4



Ankeny, IA
644,108 Square Feet
ILPT Ownership: 22%

(1) This loan has one remaining one-year extension option, subject to the satisfaction of certain conditions, and requires that interest be paid at an annual rate of SOFR plus a weighted average premium of 2.77%. Mountain JV purchased an interest rate cap through March 2026 with a SOFR strike rate equal to 3.10%. Interest rate reflects the impact of such interest rate cap.

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Q4 2025 10

11Q4 2025RETURN TO TABLE OF CONTENTS (1) This loan matures in March 2026, subject to one remaining one-year extension option. Debt Maturity Schedule (dollars in millions) As of December 31, 2025 Current Maturity Date Pr in ci p al $1,400.0 $ $19.5 $20.2 $21.0 $671.8 $1,273.6 $807.9 Secured fixed rate debt Secured floating rate debt of consolidated joint venture 2026 2027 2028 2029 2030 Thereafter $— $250 $500 $750 $1,000 $1,250 $1,500 Rock Hill, SC 945,023 Square Feet ILPT Ownership: 100% (1)

12Q4 2025RETURN TO TABLE OF CONTENTS As of and for the Three Months Ended 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 Leverage Ratios: Net debt / total gross assets 69.0% 69.3% 69.9% 68.7% 68.6% Net debt / gross book value of real estate assets 70.6% 71.2% 71.7% 71.3% 71.3% Net debt / total market capitalization 87.9% 87.7% 89.8% 89.8% 89.4% Secured debt / total assets 81.2% 80.8% 80.6% 80.2% 79.7% Variable rate debt / net debt 34.7% 34.6% 34.4% 64.8% 64.8% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 11.8x 12.0x 12.0x 11.9x 12.4x Adjusted EBITDAre / interest expense 1.3x 1.3x 1.3x 1.2x 1.1x Leverage and Coverage Ratios Vance, AL 529,568 Square Feet ILPT Ownership: 100%

13Q4 2025RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended For the Year Ended 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 12/31/2025 12/31/2024 Tenant improvements $ 1,445 $ 1,019 $ 2,393 $ 3 $ 916 $ 4,860 $ 1,935 Leasing costs 4,114 1,374 300 3,222 1,265 9,010 6,271 Building improvements 1,521 4,344 2,458 734 3,176 9,057 8,993 Total capital expenditures $ 7,080 $ 6,737 $ 5,151 $ 3,959 $ 5,357 $ 22,927 $ 17,199 Capital Expenditures Summary Chester, VA 1,016,281 Square Feet ILPT Ownership: 100%

14Q4 2025RETURN TO TABLE OF CONTENTS Portfolio Information

15Q4 2025RETURN TO TABLE OF CONTENTS Property Dispositions Since January 1, 2025 (dollars in thousands) Square Number of Gain (Loss) on Date Sold Location (1) Ownership Feet Properties Gross Sales Price Sale Of Real Estate 11/4/2025 Augusta, GA 100% 30,184 1 $ 1,650 $ 229 12/5/2025 Monaca, PA 100% 255,658 1 2,250 (1,605) 285,842 2 $ 3,900 $ (1,376) (1) These properties were vacant at the time of sale. Spartanburg, SC 1,015,740 Square Feet ILPT Ownership: 100%

16Q4 2025RETURN TO TABLE OF CONTENTS (dollars and sq. ft. in thousands) As of and for the Three Months Ended As of and for the Year Ended 12/31/2025 12/31/2024 12/31/2025 12/31/2024 Properties 409 409 409 409 Rentable square feet 59,604 59,604 59,604 59,604 Percent leased 94.5% 94.6% 94.5% 94.6% Rental income $ 113,911 $ 110,336 $ 447,923 $ 441,484 NOI $ 88,189 $ 84,107 $ 349,681 $ 340,886 NOI % change 4.9% 2.6% Cash Basis NOI $ 85,732 $ 81,468 $ 338,565 $ 328,667 Cash Basis NOI % change 5.2% 3.0% Same Property Results Gardener, KS 645,462 Square Feet ILPT Ownership: 100%

Occupancy and Leasing Summary

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Year Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025
Properties	409	411	411	411	411	409
Rentable square feet	59,604	59,890	59,890	59,890	59,890	59,604
Percentage leased	94.5%	94.1%	94.3%	94.6%	94.4%	94.5%
Leasing Activity (Sq. Ft.):						
New leases	46	193	44	437	148	720
Renewals	3,943	583	127	1,738	583	6,391
Rent resets	–	60	–	144	–	204
Total	3,989	836	171	2,319	731	7,315
% Change in GAAP Rent:						
New leases	10.3%	14.0%	83.4%	22.2%	43.1%	18.8%
Renewals	26.3%	25.8%	16.4%	17.6%	37.5%	23.3%
Rent resets	–%	25.3%	–%	34.6%	–%	29.1%
Weighted average (by sq. ft.)	25.7%	22.4%	21.1%	18.9%	39.3%	22.9%
Leasing Costs and Concession Commitments:						
New leases	$ 99	$ 2,339	$ 9	$ 2,850	$ 1,515	$ 5,297
Renewals	8,266	934	54	3,622	505	12,876
Total	$ 8,365	$ 3,273	$ 63	$ 6,472	$ 2,020	$ 18,173
Leasing Costs and Concession Commitments per Sq. Ft.:						
New leases	$ 2.16	$ 12.15	$ 0.21	$ 6.52	$ 10.27	$ 7.36
Renewals	$ 2.10	$ 1.60	$ 0.42	$ 2.08	$ 0.87	$ 2.01
Weighted average	$ 2.10	$ 4.22	$ 0.37	$ 2.97	$ 2.76	$ 2.56
Weighted Average Lease Term by Sq. Ft. (Years):						
New leases	5.2	9.7	5.0	5.8	21.3	6.7
Renewals	9.3	7.1	5.5	6.2	7.8	8.2
Weighted average	9.3	7.8	5.4	6.1	10.5	8.1
Leasing Costs and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 0.42	$ 1.26	$ 0.04	$ 1.13	$ 0.48	$ 1.09
Renewals	$ 0.23	$ 0.22	$ 0.08	$ 0.33	$ 0.11	$ 0.25
Weighted average	$ 0.23	$ 0.54	$ 0.07	$ 0.48	$ 0.26	$ 0.32

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Q4 2025 17

18Q4 2025RETURN TO TABLE OF CONTENTS As of December 31, 2025 Tenant Credit Characteristics and Concentration % of Total Annualized Top 10 Tenants (1) Rental Revenues 1 FedEx Corporation 27.9% 2 Amazon.com Services, Inc. 7.3% 3 Home Depot U.S.A., Inc. 2.2% 4 Restoration Hardware, Inc. 1.8% 5 OldCo Tire Distributors, Inc. 1.6% 6 UPS Supply Chain Solutions, Inc. 1.5% 7 Servco Pacific, Inc. 1.4% 8 DHL Group 1.2% 9 TD SYNNEX Corporation 1.1% 10 Techtronic Industries Company Limited 1.0% Total 47.0% Investment grade tenants and their subsidiaries: 55.9%Other leased Hawaii lands: 20.4% Other unrated or non-investment grade: 23.7% Tenant Credit Characteristics % of Total Annualized Rental Revenues (1) Includes any applicable subsidiaries of named tenants.

19Q4 2025RETURN TO TABLE OF CONTENTS Cumulative Cumulative % of Total % of Total % of Total % of Total Leased Leased Leased Annualized Annualized Annualized No. of Square Feet Square Feet Square Feet Rental Revenues Rental Revenues Rental Revenues Year Leases Expiring Expiring Expiring Expiring Expiring Expiring 2026 28 3,120 5.5% 5.5% $ 16,800 3.8% 3.8% 2027 41 5,697 10.1% 15.6% 35,958 8.0% 11.8% 2028 45 5,037 8.9% 24.5% 40,733 9.1% 20.9% 2029 38 6,937 12.3% 36.8% 45,632 10.2% 31.1% 2030 33 5,341 9.5% 46.3% 39,861 8.9% 40.0% Thereafter 200 30,166 53.7% 100.0% 267,934 60.0% 100.0% Total 385 56,298 100.0% $ 446,918 100.0% Weighted average remaining lease term (years) 6.9 7.6 Portfolio Lease Expiration and Reset Schedules (dollars and sq. ft. in thousands) As of December 31, 2025 Scheduled Rent Resets at Hawaii Properties: 2026 2027 2028 2029 2030 Thereafter Total Reset square feet 154 86 — 1,859 594 582 3,275 Percent (1) 1.1% 0.6% —% 13.0% 4.1% 4.1% Annualized rental revenues $ 1,322 $ 814 $ — $ 8,394 $ 5,900 $ 5,764 $ 22,194 Percent (1) 1.1% 0.7% —% 6.8% 4.8% 4.6% (1) Percentages are based on leased square feet and annualized rental revenues at Hawaii properties only. Murfreesboro, TN 1,016,281 Square Feet ILPT Ownership: 100%

Key Financial Data by Investment Portfolio

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended December 31, 2025					
	ILPT Wholly Owned Properties			Mountain Industrial REIT LLC [1]	Other [2]	ILPT Consolidated
	Mainland	Hawaii	Total			
Ownership %	100%	100%	100%	61%		
Properties	88	226	314	94	1	409
Rentable square feet	21,833	16,729	38,562	20,978	64	59,604
Occupancy %	95.7%	85.8%	91.4%	100.0%	98.1%	94.5%
Selected Balance Sheet Data:						
Total gross assets	$ 1,775,539	$ 732,107	$ 2,507,646	$ 3,084,577	$ 246,031	$ 5,838,254
Total debt (principal)	$ 1,652,886	$ 857,114	$ 2,510,000	$ 1,704,036	$ –	$ 4,214,036
Selected Income Statement Data:						
Rental income	$ 39,562	$ 30,855	$ 70,417	$ 43,182	$ 311	$ 113,910
Net (loss) income	$ (11,693)	$ 10,017	$ (1,676)	$ (22,598)	$ 13,700	$ (10,574)
Net (loss) income attributable to common shareholders	$ (11,693)	$ 10,017	$ (1,676)	$ (13,785)	$ 13,681	$ (1,780)
NOI	$ 31,003	$ 22,638	$ 53,641	$ 34,269	$ 194	$ 88,104
Cash Basis NOI	$ 30,193	$ 21,834	$ 52,027	$ 33,425	$ 195	$ 85,647
Adjusted EBITDAre	$ 28,751	$ 21,706	$ 50,457	$ 31,031	$ 3,571	$ 85,059
Normalized FFO attributable to common shareholders	$ 4,436	$ 10,876	$ 15,312	$ 1,756	$ 1,810	$ 18,878
CAD attributable to common shareholders	$ (1,109)	$ 9,533	$ 8,424	$ 322	$ 1,286	$ 10,032
Key Ratios:						
Annualized Cash Basis NOI / total gross assets	6.8%	11.9%	8.3%	4.3%		5.9%
Net debt / annualized Adjusted EBITDAre	14.4x	9.9x	12.4x	13.0x		11.8x
Select Quarterly Leasing Activity:						
Leasing activity (sq. ft.):	3,261	264	3,525	464	–	3,989
% change in GAAP rent (weighted average by sq. ft.):	28.9%	9.6%	28.0%	14.3%	–%	25.7%
Weighted average lease term by sq. ft. (years):	10.3	2.0	9.6	6.4	–	9.3

(1) With the exception of measures attributable to common shareholders, amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) Other includes data for: 100% ownership interest of one consolidated mainland property containing approximately 64 rentable square feet located in New Jersey in which ILPT has an approximate 67% ownership interest attributable to common shareholders, not ILPT's proportionate share thereof; any corporate assets and liabilities including ILPT's equity investment in its unconsolidated joint venture; and adjustments to remove the noncontrolling interest of Mountain JV from the balance sheet and income statement data.



Holland

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Q4 2025 20

21Q4 2025RETURN TO TABLE OF CONTENTS Joint Ventures

22Q4 2025RETURN TO TABLE OF CONTENTS GA: 12.3% TX: 10.1% OH: 9.8% IN: 8.4% NC: 5.7% FL: 4.9%IL: 4.6% MI: 4.6% MS: 4.2% NJ: 3.8% KS: 3.5% 16 Other States: 28.1% Consolidated Joint Venture - Mountain Industrial REIT LLC (dollars in thousands) Number of leases expiring 6 11 8 10 12 34 % of total annualized rental revenues expiring (1) 3.9% 9.9% 10.7% 7.6% 13.4% 54.5% A nn ua liz ed r en ta l r ev en ue s ex p ir in g 2026 2027 2028 2029 2030 Thereafter $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 Lease Expiration Schedule As of December 31, 2025 Major Tenants % of Annualized Rental Top 10 Tenants (1) Revenues (2) 1 FedEx Corporation 54.9% 2 Amazon.com Services, Inc. 7.2% 3 Home Depot U.S.A., Inc. 3.8% 4 Techtronic Industries Company Limited 2.7% 5 Berkshire Hathaway Inc. 2.7% 6 Ulta Beauty, Inc. 2.4% 7 Autoneum Holding AG 2.3% 8 DSV Solutions Holding A/S 1.6% 9 Beam Suntory Inc. 1.4% 10 Treehouse Foods, Inc. 1.4% Total 80.4% Geographic Diversification (2) (1) Includes any applicable subsidiaries of named tenants. (2) Based on the aggregate annualized rental revenues of ILPT's consolidated joint venture as of December 31, 2025.

23Q4 2025RETURN TO TABLE OF CONTENTS (dollars and sq. ft. in thousands) ILPT Number of Rentable Joint Venture Ownership Presentation Properties States Square Feet Occupancy Mountain Industrial REIT LLC 61% Consolidated 94 27 20,978 100.0% (1) Amounts shown on this page reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof unless otherwise stated. (2) ILPT's proportionate share of the principal amount of debt based on its ownership percentage of Mountain JV as of December 31, 2025 was $1,039,462. None of the debt is recourse to ILPT, subject to certain limitations. As of December 31, 2025 Consolidated Balance Sheets of the Consolidated Joint Venture December 31, 2025 December 31, 2024 ASSETS Real estate properties $ 2,850,170 $ 2,843,834 Accumulated depreciation (301,806) (222,621) Total real estate properties, net 2,548,364 2,621,213 Acquired real estate leases, net 113,848 136,239 Cash, cash equivalents and restricted cash 85,735 103,559 Other assets, net 34,824 35,149 Total assets $ 2,782,771 $ 2,896,160 LIABILITIES Mortgage notes payable, net (2) $ 1,703,365 $ 1,722,015 Other liabilities 34,121 35,786 Total liabilities $ 1,737,486 $ 1,757,801 Noncontrolling interest (39%) $ 407,661 $ 443,960 Consolidated Joint Venture - Mountain Industrial REIT LLC (1) Greenwood, IN 615,284 Square Feet ILPT Ownership: 61%

Consolidated Joint Venture - Mountain Industrial REIT LLC

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	Operating Information of the Consolidated Joint Venture (100%)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) [1]			
	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024	2025	2024	2025	2024
Rental income	$ 43,182	$ 42,399	$ 169,636	$ 168,963	$ 26,341	$ 25,863	$ 103,478	$ 103,066
Real estate taxes	5,780	5,782	21,423	21,751	3,526	3,527	13,068	13,268
Other operating expenses	3,133	3,301	12,308	13,878	1,911	2,014	7,507	8,466
Depreciation and amortization	25,477	25,905	102,141	105,930	15,541	15,802	62,306	64,618
General and administrative	4,008	3,920	16,169	15,847	2,446	2,390	9,864	9,666
Total expenses	38,398	38,908	152,041	157,406	23,424	23,733	92,745	96,018
Interest income	770	1,125	3,477	5,183	470	686	2,121	3,162
Interest expense	(28,217)	(30,953)	(114,485)	(123,153)	(17,212)	(18,881)	(69,836)	(75,123)
Loss before income taxes	(22,663)	(26,337)	(93,413)	(106,413)	(13,825)	(16,065)	(56,982)	(64,913)
Income tax benefit (expense)	65	(80)	3	(145)	40	(49)	2	(89)
Net loss	$ (22,598)	$ (26,417)	$ (93,410)	$ (106,558)	$ (13,785)	$ (16,114)	$ (56,980)	$ (65,002)
Net loss	$ (22,598)	$ (26,417)	$ (93,410)	$ (106,558)	$ (13,785)	$ (16,114)	$ (56,980)	$ (65,002)
Plus: depreciation and amortization	25,477	25,905	102,141	105,930	15,541	15,802	62,306	64,618
FFO and Normalized FFO	**$ 2,879**	**$ (512)**	**$ 8,731**	**$ (628)**	**$ 1,756**	**$ (312)**	**$ 5,326**	**$ (384)**

(1) See page 34 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.


Holland

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Q4 2025 24

Consolidated Joint Venture - Mountain Industrial REIT LLC

(dollars in thousands)

	Operating Information of the Consolidated Joint Venture (100%)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) [1]			
	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024	2025	2024	2025	2024
Normalized FFO	$ 2,879	$ (512)	$ 8,731	$ (628)	$ 1,756	$ (312)	$ 5,326	$ (384)
Plus: non-cash interest expense	3,849	6,627	17,607	25,013	2,348	4,042	10,740	15,257
Minus: non-cash revenues	(844)	(863)	(3,483)	(4,178)	(515)	(526)	(2,125)	(2,548)
Minus: capital expenditures	(594)	(993)	(7,924)	(4,798)	(362)	(606)	(4,834)	(2,926)
Minus: principal amortization	(4,763)	(4,592)	(18,793)	(18,116)	(2,905)	(2,801)	(11,463)	(11,051)
CAD	**$ 527**	**$ (333)**	**$ (3,862)**	**$ (2,707)**	**$ 322**	**$ (203)**	**$ (2,356)**	**$ (1,652)**
Net loss	$ (22,598)	$ (26,417)	$ (93,410)	$ (106,558)	$ (13,785)	$ (16,114)	$ (56,980)	$ (65,002)
Plus: interest expense	28,217	30,953	114,485	123,153	17,212	18,881	69,836	75,123
Plus: income tax (benefit) expense	(65)	80	(3)	145	(40)	49	(2)	89
Plus: depreciation and amortization	25,477	25,905	102,141	105,930	15,541	15,802	62,306	64,618
EBITDA, EBITDAre and Adjusted EBITDAre	**$ 31,031**	**$ 30,521**	**$ 123,213**	**$ 122,670**	**$ 18,928**	**$ 18,618**	**75,160**	**74,828**

(1) See page 34 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.

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Q4 2025 25

Unconsolidated Joint Venture - The Industrial Fund REIT LLC (1)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of December 31, 2025

(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Number of Properties	Number of States	Rentable Square Feet	Occupancy	ILPT Investment in Joint Venture
The Industrial Fund REIT LLC	22%	18	12	11,726	98.7%	$ 132,753

	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Rental income	$ 19,812	$ 18,396	$ 77,283	$ 74,022
Real estate taxes	2,921	2,602	11,358	10,543
Other operating expenses	2,172	2,129	8,856	8,349
Depreciation and amortization	7,508	7,742	30,549	31,026
General and administrative	994	936	4,031	3,751
Total expenses	13,595	13,409	54,794	53,669
Interest income	213	183	738	684
Interest expense	(6,157)	(6,364)	(25,061)	(25,329)
Income (loss) before income taxes	273	(1,194)	(1,834)	(4,292)
Income tax expense	(4)	(4)	(15)	(13)
Net income (loss)	$ 269	$ (1,198)	$ (1,849)	$ (4,305)
Distributions received (2)	$ 990	$ 990	$ 3,960	$ 3,960

Type	Secured by	Interest Rate	Maturity Date	Principal Balance
Fixed rate - interest only	One mainland property	6.96%	11/01/2028	$ 65,000
Floating rate - interest only (3)	Six mainland properties	5.30%	10/01/2027	123,700
Fixed rate - interest only	11 mainland properties	3.33%	11/07/2029	350,000
Weighted average / total		4.22%		$ 538,700


Carlisle, PA
205,090 Square Feet
ILPT Ownership: 22%

(1) Amounts shown on this page reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof unless otherwise stated.

(2) Represents ILPT's distributions from this joint venture.

(3) This loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.80%. The Industrial Fund REIT LLC purchased an interest rate cap through October 2026 with a SOFR strike rate equal to 3.50%. Interest rate reflects the impact of such interest rate cap.

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Q4 2025 26

27Q4 2025RETURN TO TABLE OF CONTENTS Appendix

Calculation and Reconciliation of Non-GAAP Financial Measures

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 113,910	$ 110,936	$ 112,097	$ 111,905	$ 110,521	$ 448,848	$ 442,322
Real estate taxes	(16,658)	(15,205)	(15,662)	(14,154)	(16,214)	(61,679)	(62,563)
Other operating expenses	(9,148)	(8,781)	(8,878)	(10,249)	(10,121)	(37,056)	(38,547)
NOI	**88,104**	**86,950**	**87,557**	**87,502**	**84,186**	**350,113**	**341,212**
Non-cash revenues	(2,457)	(2,201)	(2,885)	(3,722)	(2,576)	(11,265)	(11,968)
Cash Basis NOI	**$ 85,647**	**$ 84,749**	**$ 84,672**	**$ 83,780**	**$ 81,610**	**$ 338,848**	**$ 329,244**
Reconciliation of net loss to NOI and Cash Basis NOI:							
Net loss	$ (10,574)	$ (30,431)	$ (30,394)	$ (31,169)	$ (34,380)	$ (102,568)	$ (137,168)
Equity in (earnings) losses of unconsolidated joint venture	(14,643)	(2,236)	(4,144)	1,042	(100)	(19,981)	(5,332)
Income tax expense	15	31	30	28	60	104	162
Loss before income taxes and equity in earnings of unconsolidated joint venture	(25,202)	(32,636)	(34,508)	(30,099)	(34,420)	(122,445)	(142,338)
Loss on extinguishment of debt	–	–	5,070	–	–	5,070	–
Loss on sale of real estate	1,376	–	–	–	–	1,376	–
Interest expense	63,362	63,470	67,914	69,813	71,739	264,559	292,536
Interest and other income	(1,139)	(1,585)	(2,024)	(1,968)	(2,506)	(6,716)	(11,427)
Loss on impairment of real estate	–	6,081	–	–	–	6,081	–
General and administrative	8,475	10,586	9,662	8,238	7,589	36,961	30,454
Depreciation and amortization	41,232	41,034	41,443	41,518	41,784	165,227	171,987
NOI	**88,104**	**86,950**	**87,557**	**87,502**	**84,186**	**350,113**	**341,212**
Non-cash revenues	(2,457)	(2,201)	(2,885)	(3,722)	(2,576)	(11,265)	(11,968)
Cash Basis NOI	**$ 85,647**	**$ 84,749**	**$ 84,672**	**$ 83,780**	**$ 81,610**	**$ 338,848**	**$ 329,244**


Holland

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Q4 2025 28

29Q4 2025RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended December 31, For the Year Ended December 31, 2025 2024 2025 2024 Reconciliation of NOI to Same Property NOI: Rental income $ 113,910 $ 110,521 $ 448,848 $ 442,322 Real estate taxes (16,658) (16,214) (61,679) (62,563) Other operating expenses (9,148) (10,121) (37,056) (38,547) NOI 88,104 84,186 350,113 341,212 Less: NOI of properties not included in same property results 85 (79) (432) (326) Same property NOI $ 88,189 $ 84,107 $ 349,681 $ 340,886 Reconciliation of Same Property Cash Basis NOI: NOI $ 88,104 $ 84,186 $ 350,113 $ 341,212 Non-cash revenues (2,457) (2,576) (11,265) (11,968) Cash Basis NOI $ 85,647 $ 81,610 $ 338,848 $ 329,244 Less: Cash Basis NOI of properties not included in same property results 85 (142) (283) (577) Same property Cash Basis NOI $ 85,732 $ 81,468 $ 338,565 $ 328,667 Burlington, NJ 633,836 Square Feet ILPT Ownership: 100% Calculation and Reconciliation of Non-GAAP Financial Measures

Calculation and Reconciliation of Non-GAAP Financial Measures

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Net loss	$ (10,574)	$ (30,431)	$ (30,394)	$ (31,169)	$ (34,380)	$ (102,568)	$ (137,168)
Plus: interest expense	63,362	63,470	67,914	69,813	71,739	264,559	292,536
Plus: income tax expense	15	31	30	28	60	104	162
Plus: depreciation and amortization	41,232	41,034	41,443	41,518	41,784	165,227	171,987
EBITDA	94,035	74,104	78,993	80,190	79,203	327,322	327,517
Loss on impairment of real estate	–	6,081	–	–	–	6,081	–
Loss on sale of real estate	1,376	–	–	–	–	1,376	–
Equity in (earnings) losses of unconsolidated joint venture	(14,643)	(2,236)	(4,144)	1,042	(100)	(19,981)	(5,332)
Share of EBITDA*re* from unconsolidated joint venture	3,067	3,025	2,861	2,878	2,842	11,831	11,455
EBITDA*re*	83,835	80,974	77,710	84,110	81,945	326,629	333,640
Plus: general and administrative expense paid in common shares	261	674	877	247	211	2,059	1,920
Plus: incentive management fees [1]	963	2,438	1,311	967	–	5,679	–
Plus: loss on extinguishment of debt	–	–	5,070	–	–	5,070	–
Adjusted EBITDA*re*	**$ 85,059**	**$ 84,086**	**$ 84,968**	**$ 85,324**	**$ 82,156**	**$ 339,437**	**$ 335,560**
Net loss attributable to common shareholders	$ (1,780)	$ (21,565)	$ (21,310)	$ (21,532)	$ (24,101)	$ (66,187)	$ (95,669)
Equity in (earnings) losses of unconsolidated joint venture	(14,643)	(2,236)	(4,144)	1,042	(100)	(19,981)	(5,332)
Loss on impairment of real estate	–	6,081	–	–	–	6,081	–
Loss on sale of real estate	1,376	–	–	–	–	1,376	–
Depreciation and amortization	41,232	41,034	41,443	41,518	41,784	165,227	171,987
Share of FFO from unconsolidated joint venture	1,711	1,623	1,475	1,505	1,440	6,314	5,879
FFO adjustments attributable to noncontrolling interests	(9,981)	(9,990)	(10,037)	(10,010)	(10,146)	(40,018)	(41,510)
FFO attributable to common shareholders	17,915	14,947	7,427	12,523	8,877	52,812	35,355
Incentive management fees [1]	963	2,438	1,311	967	–	5,679	–
Loss on extinguishment of debt	–	–	5,070	–	–	5,070	–
Normalized FFO attributable to common shareholders	**$ 18,878**	**$ 17,385**	**$ 13,808**	**$ 13,490**	**$ 8,877**	**$ 63,561**	**$ 35,355**

(1) In January 2026, ILPT paid RMR an incentive management fee of $5,679 incurred for the year ended December 31, 2025.

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Q4 2025 30

Calculation and Reconciliation of Non-GAAP Financial Measures

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Normalized FFO attributable to common shareholders	$ 18,878	$ 17,385	$ 13,808	$ 13,490	$ 8,877	$ 63,561	$ 35,355
Plus (minus): Non-cash interest expense	4,964	5,028	7,631	10,587	11,523	28,210	55,829
Non-cash revenues	(2,457)	(2,201)	(2,885)	(3,722)	(2,576)	(11,265)	(11,968)
General and administrative expense paid in common shares	261	674	877	247	211	2,059	1,920
Capital expenditures	(7,080)	(6,737)	(5,151)	(3,959)	(5,357)	(22,927)	(17,199)
Principal amortization	(4,763)	(4,720)	(4,677)	(4,633)	(4,592)	(18,793)	(18,116)
Share of Normalized FFO from unconsolidated joint venture	(1,711)	(1,623)	(1,475)	(1,505)	(1,440)	(6,314)	(5,879)
Distributions from unconsolidated joint venture	990	990	990	990	990	3,960	3,960
CAD adjustments attributable to noncontrolling interests	950	2,477	1,382	138	60	4,947	974
CAD attributable to common shareholders	**$ 10,032**	**$ 11,273**	**$ 10,500**	**$ 11,633**	**$ 7,696**	**$ 43,438**	**$ 44,876**
Weighted average common shares outstanding (basic and diluted)	66,171	66,089	65,927	65,834	65,833	66,006	65,697
Per Common Share Data (basic and diluted):							
Net loss attributable to common shareholders	$ (0.03)	$ (0.33)	$ (0.32)	$ (0.33)	$ (0.37)	$ (1.00)	$ (1.46)
FFO attributable to common shareholders	$ 0.27	$ 0.23	$ 0.11	$ 0.19	$ 0.13	$ 0.80	$ 0.54
Normalized FFO attributable to common shareholders	$ 0.29	$ 0.26	$ 0.21	$ 0.20	$ 0.13	$ 0.96	$ 0.54
CAD attributable to common shareholders	$ 0.15	$ 0.17	$ 0.16	$ 0.18	$ 0.12	$ 0.66	$ 0.68


Holland

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Q4 2025 31

Company Profile, Research Coverage and Governance Information

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Officers

Yael Duffy
President and Chief Executive Officer

Tiffany R. Sy
Chief Financial Officer and Treasurer

Marc Krohn
Vice President

Management:

ILPT is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on both residential and commercial real estate and related businesses. As of December 31, 2025, RMR had over $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT believes that being managed by RMR is a competitive advantage for ILPT because of RMR's depth of management and experience in the real estate industry. ILPT also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

Board of Trustees

Yael Duffy
Managing Trustee

Bruce M. Gans
Lead Independent Trustee

Lisa Harris Jones
Independent Trustee

Joseph L. Morea
Independent Trustee

Kevin C. Phelan
Independent Trustee

Adam D. Portnoy
Chair of the Board and Managing Trustee

June S. Youngs
Independent Trustee

Equity Research Coverage

B. Riley Securities, Inc.
John Massoca
jmassoca@brileysecurities.com
(646) 885-5424

Citizens
Mitchell Germain
mgermain@jmpsecurities.com
(212) 906-3537

Freedom Finance Global PLC
Viacheslav Obodnikov
viacheslav.obodnikov@ffin.kz
+7 (705) 863-59-40

ILPT is followed by the analysts listed on this page. Please note that any opinions, estimates or forecasts regarding ILPT's performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

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Q4 2025 32

33Q4 2025RETURN TO TABLE OF CONTENTS Unless otherwise noted, all data presented in this presentation excludes the properties owned by an unconsolidated joint venture in which ILPT owns a 22% equity interest. See page 26 for information regarding this joint venture and related mortgage notes. Non-GAAP Financial Measures: ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, Adjusted EBITDAre, funds from operations, or FFO, attributable to common shareholders, normalized funds from operations, or Normalized FFO, attributable to common shareholders and cash available for distribution, or CAD, attributable to common shareholders. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net loss or net loss attributable to common shareholders, as indicators of ILPT's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net loss and net loss attributable to common shareholders as presented in ILPT's condensed consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net loss and net loss attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT's properties. NOI and Cash Basis NOI: ILPT calculates NOI and Cash Basis NOI as shown on page 28 and same property NOI and same property Cash Basis NOI as shown on page 29. ILPT defines NOI as income from its rental of real estate less its property operating expenses. ILPT defines Cash Basis NOI as NOI excluding non-cash revenues and lease termination fees, if any. The calculations of NOI and Cash Basis NOI exclude certain components of net loss in order to provide results that are more closely related to ILPT's property level results of operations. NOI excludes depreciation and amortization. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. ILPT calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that ILPT only includes same properties in calculating same property NOI and same property Cash Basis NOI. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does. FFO Attributable to Common Shareholders and Normalized FFO Attributable to Common Shareholders: ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown on page 30. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is: (1) net loss attributable to common shareholders calculated in accordance with GAAP, excluding (i) any recovery or loss on impairment of real estate, (ii) any gain or loss on sale of real estate and (iii) equity in earnings or losses of unconsolidated joint venture; (2) plus (i) real estate depreciation and amortization and (ii) ILPT's proportionate share of FFO from unconsolidated joint venture properties; (3) minus FFO adjustments attributable to noncontrolling interests; and (4) certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for certain nonrecurring items shown on page 30, including adjustments for such items related to the unconsolidated joint venture, if any, loss on extinguishment of debt, if any, and incentive management fees, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain ILPT's qualification for taxation as a REIT, the then current and expected needs for and availability of cash to pay ILPT's obligations and fund ILPT's investments, limitations in ILPT's debt agreements, the availability to ILPT of debt and equity capital, its distribution rate as a percentage of the trading price of ILPT's common shares, or dividend yield, and ILPT's dividend yield compared to the dividend yields of other REITs and ILPT's expectation of future capital requirements and operating performance. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does. Non-GAAP Financial Measures and Certain Definitions

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Non-GAAP Financial Measures and Certain Definitions (Continued)

Cash Available for Distribution:

ILPT calculates CAD as shown on page 31. ILPT defines CAD as Normalized FFO minus ILPT's proportionate share of Normalized FFO from unconsolidated joint venture properties, plus operating cash flow distributions received from ILPT's unconsolidated joint venture, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, excluding CAD adjustments attributable to noncontrolling interests, equity based compensation, principal amortization, and paid incentive management fees, if any, as well as certain other adjustments currently not applicable to ILPT. CAD is among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to ILPT's shareholders. Other real estate companies and REITs may calculate CAD differently than ILPT does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*:

ILPT calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 30. EBITDA*re* is calculated on the basis defined by Nareit, which is EBITDA, including ILPT's proportionate share of EBITDA*re* from unconsolidated joint venture properties, and excluding any gain or loss on the sale of real estate, equity in earnings or losses of unconsolidated joint venture, recovery or loss on impairment of real estate, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDA*re*, ILPT adjusts for the items shown on page 30. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than ILPT does.

Pro-Rata Operating Information of Consolidated Joint Venture:

ILPT believes this financial presentation of its consolidated joint venture information provides useful information to investors by providing additional insight into the financial performance of its consolidated joint venture, in which ILPT owns a 61% equity interest. This information may not accurately depict the impact of these investments in accordance with GAAP. Pro-rata information should not be considered in isolation or as a substitute for ILPT's condensed consolidated financial statements in accordance with GAAP.

Certain Definitions:

Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of ILPT's common shares at the end of the relevant period.

Annualized rental revenues - Annualized rental revenues is the annualized contractual base rents from ILPT's tenants pursuant to its lease agreements as of the measurement date, including straight line rent adjustments and estimated recurring expense reimbursements to be paid to ILPT, and excluding lease value amortization.

Building improvements - Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.

GAAP - GAAP refers to U.S. generally accepted accounting principles.

Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and impairments, if any.

Gross sales price - Gross sales price excludes closing costs.

ILPT Wholly Owned Properties - ILPT Wholly Owned Properties refers to 314 properties that are wholly owned by ILPT, including 226 buildings, leasable land parcels and easements containing approximately 16.7 million rentable square feet that are primarily industrial lands located on the island of Oahu, Hawaii, or the Hawaii Portfolio, and 88 properties containing approximately 21.8 million rentable square feet located in 33 other states, or the Mainland Portfolio. Information included in this presentation with respect to the Mainland Portfolio and the Hawaii Portfolio include certain allocations of interest expense on debts secured by properties in each portfolio and of general and administrative expense based upon the gross asset value of properties in each portfolio. ILPT believes the information presented for these portfolios is useful to investors to provide insight into the financial performance of these portfolios.



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Q4 2025
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35Q4 2025RETURN TO TABLE OF CONTENTS Incentive management fees - Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees are calculated based on common share total return, as defined in ILPT's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expenses in ILPT's condensed consolidated statements of comprehensive income (loss) and are payable to RMR in January of the following calendar year. Leased square feet - Leased square feet is pursuant to existing leases as of December 31, 2025, and includes space being fitted out for occupancy, if any, and space which is leased but is not occupied, if any. Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments - Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Mountain JV - Mountain Industrial REIT LLC, or Mountain JV, owns 94 mainland properties containing approximately 21.0 million rentable square feet located in 27 states. ILPT owns a 61% equity interest in this joint venture. ILPT consolidates 100% of this joint venture in its financial statements in accordance with GAAP. Net debt - Net debt is the total outstanding principal of ILPT's debt less cash and cash equivalents and restricted cash and cash equivalents. Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts, premiums, issuance costs and interest rate caps. Non-cash revenues - Non-cash revenues include lease value amortization and straight line rent adjustments, if any. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. Same space represents the same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Rentable square feet - Represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD - Represents CAD for the preceding twelve month period as of the respective quarter end date. Same property - For the three months ended December 31, 2025 and 2024, same property results include properties that ILPT owned continuously since October 1, 2024. For the years ended December 31, 2025 and 2024, same property results include properties that ILPT owned continuously since January 1, 2024. SOFR - SOFR is the secured overnight financing rate. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is the total principal amount of debt plus the market value of ILPT's common shares at the end of the applicable period. Non-GAAP Financial Measures and Certain Definitions (Continued)

36Q4 2025RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: ILPT’s portfolio and leasing pipeline; ILPT's momentum and strategic initiatives; opportunities to further strengthen ILPT's balance sheet; ILPT's ability to create value for shareholders; ILPT's tenant retention and demand for ILPT’s properties; stability of ILPT's cash flows; debt maturities; Mountain JV's potential exercise of the extension option for the maturity date of its floating rate loan; and ILPT’s capital expenditure plans and commitments. Forward-looking statements reflect ILPT’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause ILPT’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause its actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: whether ILPT's tenants will renew or extend their leases or whether ILPT will obtain replacement tenants on terms as favorable to it as the terms of its existing leases; ILPT's ability to successfully compete for tenancies, the likelihood that the rents it realizes will increase when ILPT renews or extends its leases, enters new leases, or its rents reset at ILPT’s properties located in Hawaii; ILPT’s ability to maintain high occupancy at its properties; ILPT’s ability to reduce its leverage, generate cash flow and take advantage of mark-to-market leasing opportunities; ILPT's ability to cost-effectively raise and balance its use of debt or equity capital; ILPT’s ability to pay interest on and principal of its debt; ILPT’s ability to purchase cost effective interest rate caps; ILPT's expected capital expenditures and leasing costs; ILPT’s ability to maintain sufficient liquidity; demand for industrial and logistics properties; whether the industrial and logistics sector and the extent to which ILPT's tenants' businesses are critical to sustaining a resilient supply chain and that ILPT's business will benefit as a result; competition within the commercial real estate industry, particularly for industrial and logistics properties in those markets in which ILPT’s properties are located; ILPT’s ability and the ability of its tenants to operate under unfavorable market and commercial real estate industry conditions, due to uncertainties surrounding interest rates and inflation, changing tariffs and trade policies and related uncertainty, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, geopolitical instability and tensions, pandemics, any U.S. government shutdowns, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; ILPT's tenant and geographic concentrations; ILPT’s tenants’ ability and willingness to pay their rent obligations to ILPT; the credit qualities of ILPT’s tenants; changes in the security of cash flows from ILPT’s properties; potential defaults of ILPT's leases by its tenants; ILPT’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; ILPT’s ability to sell properties at prices or returns it targets, and the timing of such sales; ILPT's ability to complete sales without delay, or at all, pursuant to existing agreement terms; ILPT’s ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, to enter into additional real estate joint ventures or to attract co-venturers and benefit from its existing joint ventures or any real estate joint ventures ILPT may enter into; risks and uncertainties regarding the development, redevelopment or repositioning of ILPT’s properties, including as a result of inflation, cost overruns, tariffs, supply chain challenges, labor market conditions, construction delays or ILPT's inability to obtain necessary permits; ILPT’s ability to lease space at these properties at targeted returns and volatility in the commercial real estate markets; ILPT’s ability to prudently pursue, and successfully and profitably complete, expansion and renovation projects at its properties and to realize its expected returns on those projects; non-performance by the counterparty to ILPT's interest rate cap; the ability of ILPT’s manager, RMR, to successfully manage it; changes in environmental laws or in their interpretations or enforcement as a result of climate change or otherwise, or ILPT’s incurring environmental remediation costs or other liabilities; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed by and ILPT’s ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with ILPT’s related parties, including its managing trustees, RMR and others affiliated with them; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other manmade or natural disasters beyond ILPT's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in ILPT’s periodic filings. The information contained in ILPT’s filings with the SEC, including under the caption “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause differences from ILPT’s forward-looking statements in this presentation. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon ILPT’s forward-looking statements. Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.